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Metris Receivables, Inc.                                Metris Master Trust                          Monthly Report
Certificateholder's Statement                            Series 1997-1                                      Dec-1998
Section 5.2                                  Class A        Class B        Class C        Class D         Total
(i)   Certificate Amount                  616,250,000.00 106,250,000.00  72,250,000.00  55,250,000.00 850,000,000.00
(ii)  Certificate Principal Distributed             0.00           0.00           0.00                          0.00
(iii) Certificate Interest Distributed      3,528,031.25     629,531.25     385,973.35                  4,543,535.85
(iv) Principal Collections                 28,754,019.47   4,957,589.58   3,371,160.90   2,566,968.38  39,649,738.33
(v)  Finance Charge Collections            12,381,134.83   2,134,678.44   1,451,581.33   1,104,736.17  17,072,130.76
       Recoveries                             201,547.04      34,749.49      23,629.65      18,069.73     277,995.92
       Principal Account Earnings                   0.00           0.00           0.00           0.00           0.00
       Accum. Period Reserve Acct. Earnin           0.00           0.00           0.00           0.00           0.00
       Pre-Funding Account Earnings                 0.00           0.00           0.00           0.00           0.00
         Total Finance Charge Collections  12,582,681.87   2,169,427.93   1,475,210.98   1,122,805.90  17,350,126.68
          Total Collections                41,336,701.34   7,127,017.51   4,846,371.88   3,689,774.28  56,999,865.01
(vi) Aggregate Amount of Principal Receivables                                                       3,945,002,736.7
       Invested Amount (End of Mth)       616,250,000.00 106,250,000.00  72,250,000.00  55,250,000.00 850,000,000.00
       Floating Allocation Percentage        15.6210285%     2.6932808%     1.8314309%     1.4005060%    21.5462461%
       Fixed/Floating Allocation Percenta      N/A            N/A            N/A            N/A           0.0000000%
       Invested Amount (Beg. of Mth)      616,250,000.00 106,250,000.00  72,250,000.00  55,250,000.00 850,000,000.00
       Average Daily Invested Amount                                                                  849,793,016.34
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                 85.18%3,514,458,422.8
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                               7.13% 294,361,012.24
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                              2.42%  99,840,093.60
       90 Days and Over (60+ Days Contractually Delinquent)                                     5.27% 217,319,707.94
          Total Receivables                                                                   100.00%4,125,979,236.6
(viii) Aggregate Investor Default Amount                                                                8,446,181.85
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                         11.70%
(ix)  Charge-Offs                                   0.00           0.00           0.00                          0.00
(x)   Servicing Fee                                                                                     1,443,835.62
(xi)  Pool Factor                              1.0000000      1.0000000      1.0000000
(xii) Unreimbursed Reallocated Principal Collections               0.00           0.00           0.00           0.00
(xiii) Excess Funding Account Balance                                                                           0.00
         Pre-Funding Account Balance                                                                            0.00
(xiv) Class C Reserve Amount                                                                           42,500,000.00
         Class C Reserve Account Balance                                                               25,793,348.24
         Class C Trigger Event Occurrence                                                                  Yes
(xv) Number of New Accounts Added to the Trust                                                               361,064
(xvi) Average Net Portfolio Yield                                                                           12.3367%
(xvii) Minimum Base Rate                                                                                     8.8603%
(xviii) Principal Funding Account Balance                                                                       0.00
(xix) Accumulation Shortfall                                                                               N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                           March 2001
        Accumulation Period Length                                                                         N/A
(xxi) Required Reserve Account Amount                                                                      N/A
        Available Reserve Account Amount                                                                   N/A
        Covered Amount                                                                                     N/A
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